EXHIBIT 10.2
AMENDMENT TO THE
KALOBIOS PHARMACEUTICALS, INC.
2012 EQUITY INCENTIVE PLAN

The KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan, effective as of July 7, 2012, as amended from time to time (the “Plan”), is hereby amended to increase the number of shares of Stock authorized for issuance under the Plan by 3,000,000 shares, effective September 13, 2016, as follows:

1.	Section 3.1 of the Plan, captioned Basic Limitation, is hereby amended and restated in its entirety as follows:

Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares1 issued under the Plan shall not exceed 3,810,498. Such number consists of (a) 140,391 Common Shares initially reserved under the Plan; (b) 133,371 Common Shares reserved under the Predecessor Plan that were not issued or subject to outstanding awards on the Registration Date plus Common Shares subject to outstanding awards under the Predecessor Plan that subsequently expired or lapsed unexercised, or were forfeited to or repurchased by the Company; (c) an aggregate of 224,236 Common Shares added on the first business day in 2013, 2014, and 2015 pursuant to an automatic share increase provision; (d) an additional 312,500 Common Shares approved by the stockholders at the 2015 Annual Meeting; and (e) an additional 3,000,000 Common Shares approved by the Board on September 13, 2016.  The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan.  The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

2.	Section 3.5(a) of the Plan, captioned Plan Limits, is hereby amended and restated in its entirety as follows:

The maximum aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any calendar year to any one Participant shall not exceed 1,100,000, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 1,100,000 Common Shares.

3.	Except as amended above, the Plan shall remain in full force and effect.

[Signature page follows]

1          For the avoidance of doubt, all share numbers have been adjusted to reflect the 1-for-3.56147 reverse split of the Common Shares effected on January 15, 2013, and the 1-for-8 reverse split of the Common Shares effected on July 13, 2015.

This Amendment to the Plan was duly adopted and approved by the Board of Directors of the Company.

KALOBIOS PHARMACEUTICALS, INC.

By:	/s/ Cameron Durrant, M.D.
Name:	Cameron Durrant, M.D.
Title:	Chief Executive Officer

[Signature page to Amendment to the 2012 Equity Incentive Plan]